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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders:
PC Flower & Gifts.com, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Selected Combined Financial Data" in the prospectus.

                                                     KPMG LLP

New York, New York
May 10, 1999